EXHIBIT 99.1

       VANTAGEMED CORPORATION RAISES $500,000 IN PRIVATE EQUITY FINANCING

     RANCHO CORDOVA, Calif., June 15 /PRNewswire-FirstCall/ -- VantageMed Corporation (OTC Bulletin Board: VMDC), announced today that it has completed a $500,000 private placement consisting of 1,111,112 shares of common stock priced at $0.45 per share. Vision Opportunity Master Fund and Strategic Turnaround Equity Partners were the lead investors and members of VantageMed's management participated as well. Investors in the transaction will also receive warrants to purchase an additional 1,111,112 shares of common stock priced at $0.55 per share, and an additional 555,556 shares of common stock priced at $0.90 per share. VantageMed will file a registration statement with the Securities and Exchange Commission covering the resale of the shares.

     "We are encouraged that an existing investor has chosen to invest further in the Company, and we are also pleased to welcome Vision as a new investor," states Steve Curd, VantageMed's Chief Executive Officer. "I've always believed that good investors coupled with an excellent management team, competitive products, and a growing market are the foundation for success. This transaction supports our goal of achieving positive cash flow and profitability while sustaining the delivery of quality service to our Practice Management, Computerized Medical Record, and Electronic Transaction customers. We plan to use these funds for working capital purposes and for consideration of broader strategic opportunities that we believe will provide value to our stockholders."

     Gary Herman of Strategic Turnaround Equity Partners adds, "We are pleased that VantageMed has agreed to accept our additional investment. We believe in this team, in VantageMed's products and in the healthcare IT market and are happy to contribute to VantageMed's strategy."

     About VantageMed

     VantageMed is a trusted provider of healthcare software products and services to more than 18,000 physician and behavioral health providers nationwide. These providers use VantageMed's core products including ChartKeeper Computerized Medical Records software as well as RidgeMark, Northern Health Anesthesia and Therapist Helper Practice Management products which are all supported by SecureConnect electronic transaction services. VantageMed is dedicated to providing these cost effective, easy to use solutions that empower healthcare providers and their staff with the tools and data they need to improve productivity and reimbursements. For more information about VantageMed or our products, please call 877-879-8633, or visit the company's website at www.vantagemed.com.

     This press release may be deemed to contain "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements are made as of today's date and we do not undertake any obligation to update forward-looking statements. You can identify such statements by our use of such words as "expect," "believe", "will," "grow", "future," and similar words and phrases which denote future events and which may depend on the future performance of the Company. Our assumptions underlying these statements are also "forward-looking" statements. Forward-looking statements are based on information and assumptions that are dynamic in nature and subject to rapid and sometimes abrupt changes. Our forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those stated or implied by the statements. These risks and uncertainties include risks related to growth in the healthcare IT market, our ability to successfully increase sales of our products, decrease our operating and cash losses, generate cash flow from operations and delivery quality products and services. Our forward-looking statements are also subject to important risks and uncertainties detailed in our latest reports filed with the SEC and available on its website at www.sec.gov.

SOURCE  VantageMed Corporation
     -0-                             06/15/2006
     /CONTACT: Investor Relations, Liesel Loesch, 877-TRY-VMED, ext. 4833, or investor@vantagemed.com, or Media, Jennifer Morgano, 877-TRY-VMED, ext. 4851, or jmorgano@vantagemed.com, both of VantageMed Corporation/
     /Web site:  http://www.vantagemed.com /
     (VMDC)